Exhibit 99.1

News Release

L.B. FOSTER COMPANY AMENDS CREDIT AGREEMENT

PITTSBURGH, PA, May 2, 2019 – L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer and distributor of products and services for transportation and energy infrastructure, today announced that on April  30, 2019, it amended its revolving credit facility agreement to provide for a maturity date of April 30, 2024 and improve the interest rate spreads associated with the facility. Key elements to the amendment include:

•The facility was modified to $140 million in order to better align the facility with our anticipated needs as well as to reduce borrowing costs, and provides for incremental borrowings of up to $50 million.

•The Company’s obligations under the amendment will be secured by the grant of a security interest by the borrowers, certain Canadian and United Kingdom subsidiaries, and domestic guarantors in substantially all of the assets owned by such entities. Additionally, the equity interests in each of the loan parties, other than the Company, and the equity interests held by each loan party in their subsidiaries, shall be pledged to the lenders as collateral for the lending obligations.

•There are no restrictions on the amount of dividends, distributions and redemptions under the amended facility so long as the Company remains in compliance before and immediately after any such transactions.

•Acquisitions will be permitted up to $50 million per acquisition and an aggregate purchase price of $100 million through the five year term of the amended facility.

James P. Maloney, Senior Vice President and Chief Financial Officer, said: “This revised credit agreement provides L.B. Foster with the capacity it needs to manage its day to day operations and to execute on business opportunities that benefit our shareholders. We are pleased with the amended interest rate pricing associated with the agreement which is favorable to the Company and is a result of our current financial strength and forward business outlook.”

The Company’s five bank group is led by PNC Bank, N.A. as Administrative Agent, with Bank of America N.A. and Wells Fargo Bank N.A. and Citizens Bank, N.A., as Co-Syndication Agents, and BMO Harris Bank, N.A. as a participant.

Additional information concerning the revolving credit facility can be found in the Current Report on Form 8-K filed by the Company.

About L.B. Foster Company
L.B. Foster is a leading manufacturer and distributor of products and services for transportation and energy infrastructure with locations in North America and Europe. For more information, please visit www.lbfoster.com.

This release may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Many of the forward-looking statements are located in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”). Forward-looking statements provide management's current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this release are based on current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, L.B. Foster Company’s (the “Company’s”) expectations relating to our strategy, goals, projections, and plans regarding our financial position, liquidity, capital resources, and results of operations; the outcome of litigation and product warranty claims; decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: environmental matters, including any costs associated with any remediation and monitoring; a resumption of the economic slowdown we experienced in previous years in the markets we serve; the risk of doing business in international markets; our ability to effectuate our strategy, including cost reduction initiatives, and our ability to effectively integrate acquired businesses and realize anticipated benefits; costs of and impacts associated with shareholder activism; a decrease in freight or passenger rail traffic; the timeliness and availability of materials from our major suppliers as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers' concerns about conflict minerals; labor disputes; the continuing effective implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of a new credit agreement; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact these amounts; foreign currency fluctuations; inflation; domestic and foreign government regulations, including tariffs; economic conditions and regulatory changes caused by the United Kingdom’s pending exit from the European Union, including the possibility of a “no-deal Brexit;” sustained declines in energy prices; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; the loss of future revenues from current customers; and risks inherent in litigation. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Significant risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, or as updated and amended by Item 1A “Risk Factors,” in Part II of our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The forward-looking statements in this report are made as of the date of this report and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by the federal securities laws.

Investor Relations:
Judith Balog
(412) 928-3417
investors@lbfoster.com